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                     BERNARD CHAUS, INC. AND SUBSIDIARIES


EXHIBIT 10.73


May 9, 1996

Bernard Chaus, Inc.
1410 Broadway
New York, NY  10018

Gentlemen/Women:

         Reference is made to the Restated and Amended Financing Agreement between us bearing the effective date of February 21, 1995, as supplemented and amended (the "Financing Agreement"). All capitalized terms not otherwise defined therein shall have meaning set forth in the Financing Agreement.

         It is hereby agreed that effective immediately the Financing Agreement shall be amended as follows:

         1. The definition of Applicable Permitted Overadvances set forth in Paragraph 8 shall be amended to read in its entirety as follows:

         "Applicable Permitted Overadvances" shall remain solely with respect to the period commencing on the date hereof and ending on December 31, 1996 provided that no Event of Default has occurred or is continuing (in which event the overadvance shall be immediately repaid in its entirety), the amounts set forth below:

         May 9, 1996 through May 31, 1996               $ 6,000,000
         June 1, 1996 through September 27, 1996        $10,000,000
         Sept. 28, 1996 through Oct. 27, 1996           $ 9,000,000
         Oct. 28, 1996 through Nov. 5, 1996             $ 4,000,000
         Nov. 6, 1996 through Nov. 27, 1996             $ 6,500,000
         Nov. 28, 1996 through Dec. 5, 1996             $ 5,500,000
         Dec. 6, 1996 through Dec. 31, 1996             $ 8,000,000

On January 1, 1997 and thereafter there shall be no further Applicable Permitted Overadvances."

         2. Section 9(a) (vi) of the Financing Agreement shall be amended by deleting the dollar amount of "($14,500,000) appearing adjacent to the date of "June 30, 1996" and by inserting the dollar amount of "($15,800,000) in its place and stead, and by inserting the following dates and adjacent dollar amounts immediately below the line in which the amount of "($14,500,000)" appeared:

         "As of September 30, 1996                 ($12,600,000)
          As of December 31, 1996                  ($12,500,000)"

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                     BERNARD CHAUS, INC. AND SUBSIDIARIES

         3. Section 9(a) (vii) of the Financing Agreement shall be amended by deleting the dollar amount of "($15,500,000) appearing adjacent to the date of "June 30, 1996" and by inserting the dollar amount of "($17,800,000) in its place and stead, and by inserting the following dates and adjacent dollar amounts immediately below the line in which the amount of "($15,500,000)" appeared:

         "As of September 30, 1996                ($14,300,000)
          As of December 31, 1996                 ($13,600,000)"

         4. Section 2(a) of the Financing Agreement shall be amended such that the dollar amount of "$40,000,000 appearing on the 8th and 12th line of said section shall in each instance be temporarily increased to $43,000,000 during June 1996, to $48,000,000 from September 1, 1996 through November 30, 1996, and to $44,000,000 during December 1996, thereafter it shall in each instance revert to $40,000,000.

         Upon the occurrence of an Infusion Event of not less that $4,000,000 the dollar amount of the Applicable Permitted Overadvance, then remaining, as set forth in section 1 of this letter for the period December 6, 1996 through December 31,1996 shall be reduced to $5,000,000 and the dollar amounts for the then remaining time periods set forth in sections 9(a) (vi) and (vii) of the Financing Agreement as amended by sections 2 and 3 of this letter shall be positively increased by an amount equal to 75% of the dollar amount of the Infusion Event.

         In consideration of the financial support provided by us to you by the amendment set forth in section 1 herein above the preceding paragraph you agree to pay us a fee of $10,000 per month commencing the date hereof and on the same day in each month thereafter through December 1996. In the event you continue to have advances in excess of the Formula Amount ("Overadvances") outstanding under the Financing Agreement on January 1, 1997 or thereafter (it being understood that nothing contained herein shall be construed as our consenting to the existence of or the extending of any such Overadvances) you shall pay us a fee of $10,000 for each month or part thereof that such Overadvances are outstanding. These fees shall be in addition to any other fees interest or charges which are payable by you under the Financing Agreement.

         This letter shall also serve to confirm that you have advised us that you are in default under the Financing Agreement because of you failure to meet the Tangible Net Worth Covenant set forth in section 9(a) (vi) of the Financing Agreement for the period ending 3/31/96 as your actual Tangible Net Worth was ($7,029,000) rather than the ($5,750,000) required under the Agreement and due to your failure to achieve the Working Capital requirement for the period ended 3/31/96 of ($7,250,000) as set forth in section 9(a)
(vii) of the Agreement your having achieved an actual Working Capital of ($9,419,000) during that period.

         Pursuant to your request this is to advise you that we waive as Events of Default under the Financing Agreement, your failure to achieve the requirements of sections 9(a) (vi) and 9(a) (vii) of the Agreement for the period ending 3/31/96. This waiver is only with respect to these two sections of the Financing Agreement and only for the period stated and

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                     BERNARD CHAUS, INC. AND SUBSIDIARIES

only provided that your actual financial performance in the regards were no worse that stated by you to us. Furthermore, the waiver should not be construed as a waiver of any other provisions of the Financing Agreement not of the provisions referred to here for any other period.

         In consideration of the waiver provided by us to you in the preceding paragraph you agree to pay us a waiver fee of $25,000 which shall likewise be in addition to any fees interest or charges payable by you to us.

         Except as hereby modified or amended all of the terms and conditions of the Financing Agreement shall continue to remain in full force and effect.

         If this letter correctly sets forth the agreement between us, please execute a copy of this letter in the space provided below and return a fully executed copy to our offices.

                           Very truly yours,
                           BNY FINANCIAL CORPORATION


                             By: /s/ Andrew Rogow
                                 ---------------------------------------------
                                 Title: Senior VP



READ & AGREED TO:
BERNARD CHAUS, INC.


BY:  /s/ Wayne S. Miller
     ------------------------------
     Title: CFO

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